Exhibit 99.3 Historical Interim Combined Financial Statements (unaudited)

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               My Favorite Muffin Too, Inc. and
                    My Favorite Muffin, Inc.

               Condensed Combined Balance Sheet

                        May 13, 1997
                         (Unaudited)
ASSETS
Current assets:
   Cash                                         $ 143,449
   Other current assets                           360,052
                                               ----------
Total current assets                              503,501

Property, plant, and equipment,
   net of accumulated depreciation of $479,677    464,562
Goodwill, net                                     144,157
Other assets                                       25,831
                                               ----------

                                               $1,138,051
                                               ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses       $  450,038
   Deferred franchise fee revenue                 120,565
   Line of credit                                  44,000
   Current portion of long-term debt               19,209
   Other current liabilities                       33,088
                                               ----------
Total current liabilities                         666,900

Long-term debt, less current portion              316,586

Shareholders' equity:
   Common stock                                    39,376
   Retained earnings                              115,189
                                               ----------
Total shareholders' equity                        154,565
                                               ----------

                                               $1,138,051
                                               ==========


SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED COMBINED  FINANCIAL
STATEMENTS.
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             My Favorite Muffin Too, Inc. and
                  My Favorite Muffin, Inc.

           Condensed Combined Statement of Income

      Period from January 1, 1997 through May 13, 1997
                        (Unaudited)



REVENUES
Net sales by company-owned stores                  $ 521,595
Royalty fees from franchised stores                  308,532
Franchise fees                                        26,250
Other income                                          89,121
                                                   ---------
                                                     945,498
OPERATING COSTS AND EXPENSES
Costs of sales                                       407,993
Selling, general and administrative                  620,459
                                                   ---------
                                                   1,028,452
                                                   ---------
Loss before interest and other, net                  (82,954)
Interest expense                                     (16,562)
Other expense, net                                    (2,960)
                                                   ---------

Net loss                                           $(102,476)
                                                   =========


SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED COMBINED  FINANCIAL
STATEMENTS.
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               My Favorite Muffin Too, Inc. and
                    My Favorite Muffin, Inc.

           Condensed Combined Statement of Cash Flows

        Period from January 1, 1997 through May 13, 1997
                          (Unaudited)


OPERATING ACTIVITIES
Net cash provided by operating activities              $ 96,751

INVESTING ACTIVITIES
Purchases of property, plant and equipment               (1,818)

FINANCING ACTIVITIES
Repayment of borrowings                                 (73,879)
                                                       --------
Net increase in cash                                     21,054
Cash at beginning of period                             122,395
                                                       --------
Cash at end of period                                  $143,449
                                                       ========

SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED COMBINED  FINANCIAL
STATEMENTS.
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            My Favorite Muffin Too, Inc. and
                 My Favorite Muffin, Inc.

     Notes to Condensed Combined Financial Statements

1.   Basis of Presentation

The condensed combined financial statements include the accounts of My Favorite Muffin Too, Inc. and subsidiaries and My Favorite Muffin, Inc. (the "Company"). Significant intercompany balances and transactions have been eliminated in combination.

The accompanying condensed combined financial statements are unaudited. These financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statement prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company's management, the condensed consolidated financial statements for the unaudited interim period presented include all adjustments necessary to fairly present the results of such interim period and the financial position as of the end of said period. These adjustments were of a normal recurring nature and did not have a material impact on the financial statements presented.

2.  Sale of Company

On May 13, 1997, the Company was sold to BAB Holdings, Inc. Immediately preceding the sale to BAB Holdings, Inc., the assets of My Favorite Muffin Inc. were sold to My Favorite Muffin Too, Inc. for assumption of all liabilities of My Favorite Muffin, Inc. The resulting My Favorite Muffin Too, Inc., was sold to BAB Holdings, Inc. by exchanging the outstanding shares of the Company for 432,608 shares of BAB Holdings, Inc. common stock, plus cash of $260,000.